SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

              CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


         Date of Report (Date of earliest event reported): May 3, 2005


                                SPECTRASITE, INC.
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             (Exact name of Registrant as specified in its charter)


                                    DELAWARE
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         (State or other jurisdiction of incorporation or organization)


                001-31769                                56-2027322
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         (Commission File Number)        (I.R.S. Employer Identification Number)


400 Regency Forest Drive, Cary, North Carolina             27511
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    (Address of principal executive offices)             (Zip Code)


                                 (919) 468-0112
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              (Registrant's telephone number, including area code)


                                 NOT APPLICABLE
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          (Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (SEE General Instruction A.2. below):

     |X| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     |_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     |_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     |_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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ITEM 1.01     ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

         On May 3, 2005, SpectraSite, Inc., a Delaware corporation (the "Company") entered into an Agreement and Plan of Merger ("Merger Agreement") with American Tower Corporation ("ATC) providing for, among other things, the merger of SpectraSite with a wholly owned subsidiary of ATC (the "Merger"). Under the terms of the Merger Agreement, each share of the Company's common stock will be converted into the right to receive 3.575 shares of the ATC's Class A common stock. Based on the closing price of ATC's Class A common stock on May 3, 2005, this exchange ratio equals $61.53 per share. The Company's stockholders will receive approximately 181.0 million shares in the transaction. The transaction is expected to be tax free for U.S. federal income tax purposes for stockholders of both companies.

         Consummation of the Merger is subject to certain conditions, including approval by the Company's stockholders, approval by ATC's stockholders, receipt of regulatory approvals and other customary closing conditions. The transaction is expected to close in the second half of 2005.

         The Company issued a press release announcing the Merger on May 4, 2005. A copy of that press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

         The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which the Company expects to file with the SEC on or around May 5, 2005.



ITEM 9.01.    FINANCIAL STATEMENTS AND EXHIBITS

(a)           Financial statements of businesses acquired.

              Not applicable

(b)           Pro forma financial information.

              Not applicable

(c)           Exhibits.

              EXHIBIT NO.           DESCRIPTION
              -----------           -----------
              99.1                  Press Release, dated May 4, 2005

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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                            SPECTRASITE, INC.



Date:  May 4, 2005                          By:  /s/ Mark A. Slaven
                                                 ---------------------------
                                                 Name:  Mark A. Slaven
                                                 Title: Chief Financial Officer

                                  EXHIBIT INDEX

99.1     Press Release dated May 4, 2005